Exhibit 99.1

Marchex Announces First Quarter Results

SEATTLE – May 7, 2024 – Marchex, Inc. (NASDAQ: MCHX), which harnesses the power of AI and conversational intelligence to drive operational excellence and revenue acceleration, today announced its financial results for the first quarter ended March 31, 2024.

Q1 2024 Financial Highlights

•
GAAP revenue was $11.6 million for the first quarter of 2024, compared to $12.2 million for the first quarter of 2023.
•
Net loss was $1.5 million for the first quarter of 2024 or $0.03 per diluted share, compared to a net loss of $4.5 million or $0.11 per diluted share for the first quarter of 2023.

	Q1 2023	Q1 2024
GAAP Revenue	$ 12.2 million	$ 11.6 million
Non-GAAP Results:
Adjusted EBITDA*	$ (2.8) million	$ (0.4) million

*Adjusted EBITDA for Q1 2024 includes approximately $235,000 of reorganization costs. Excluding these amounts would result in Adjusted EBITDA totaling $(171,000).

•
Adjusted non-GAAP loss per share for the first quarter of 2024 was ($0.02) compared to ($0.08) for the first quarter of 2023.

Recent Business Highlights:

•
New Customer Traction and Existing Customer Expansion. Marchex recently entered into a new relationship with one of the US Auto industry's largest Auto OEM channel partners, which it believes will contribute to incremental revenue growth as the year unfolds. The company also signed a large Home Services customer to an expanded multi-year agreement. The company continues to make progress expanding its pipeline of opportunities across multiple verticals.
•
Conversation Volumes. Overall conversation volumes in the first quarter were down modestly from 2023 fourth quarter levels as some customers faced pressure due to overall consumer-related macroeconomic factors and company specific items.
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Product Innovation. Marchex recently announced that it has launched its Sentiment Suite offering across multiple application programming interfaces (APIs) following completion of an extensive early adopter program with Fortune 500 companies and other organizations. A key enhancement of Marchex’s conversation intelligence platform, Sentiment Suite combines structured and unstructured data to provide a comprehensive view and categorization of customer emotions during conversations with businesses.

“In the first quarter and so far into the second quarter, we have continued to make substantial progress with the key initiatives that will drive our business for the balance of 2024 and into the future, including our infrastructure, innovation and go-to-market initiatives,” said Edwin Miller, CEO. “We are seeing our sales pipeline gain momentum as everything we are doing is building toward our future as a prescriptive analytics company that leverages our industry leading vertical market data. We are highly focused on accelerating our business and enhancing Marchex’s overall growth and profitability, and we believe our current progress is moving solidly in this direction.”

Business Outlook

The following forward-looking statements reflect Marchex's expectations as of May 7, 2024.

For the second quarter ending June 30, 2024:

•
Revenue is anticipated to increase to approximately $12 million or more.
•
Adjusted EBITDA is anticipated to improve and be better than first quarter 2024 results.

“Despite the noted lower volumes in certain areas to start the year, we believe that those factors should be more than offset by our new sales wins, such as the recently added and expanded customer relationships, as well previously won opportunities ramping over the course of the year. In addition, we have seen strong initial interest in our AI product pilots and are working to convert those to full programs. The combination of these factors reinforce our belief that we can and will grow sequential revenue as we move forward in 2024, as well as see ongoing bottom line progress. Furthermore, as our OneStack initiatives continue to advance, combined with other technology cost-saving initiatives, we believe we are well positioned to enable greater overall operating leverage in the business. Additionally, as our growth initiatives gain further traction, we believe we are in a strong position to see ongoing improvements in profitability measures into the future,” said Miller.

Management will hold a conference call, starting at 5:00 p.m. ET on Tuesday, May 7, 2024, to discuss its first quarter 2024, financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex harnesses the power of AI and conversational intelligence to provide actionable insights aligned with prescriptive vertical market data analytics, driving operational excellence and revenue acceleration. Marchex enables executive, sales and marketing teams to optimize customer journey experiences across all communication channels. Through our prescriptive analytics solutions, we enable the alignment of enterprise strategy, empowering businesses to increase revenue through informed decision-making and strategic execution. Marchex provides AI-powered conversational intelligence solutions for market-leading companies in many leading B2B2C vertical markets, including several of the world’s most innovative and successful brands.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Marchex X (formally known as Twitter), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of May 7, 2024, and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted EBITDA, Adjusted OIBA, and Adjusted non-GAAP income (loss) per share. Financial analysts and investors may use Adjusted EBITDA and Adjusted OIBA to help with comparative financial evaluation to make informed investment decisions. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Adjusted EBITDA represents net income (loss) before (1) interest, (2) income taxes, (3) amortization of intangible assets from acquisitions, (4) depreciation and amortization, (5) stock-based compensation expense, and (6) acquisition and disposition-related costs. Adjusted EBITDA is an alternative measure used by our management to understand and evaluate our core operating performance and trends, and management believes it provides meaningful supplemental information regarding the company's liquidity and ability to fund its operations and financing obligations.

Adjusted OIBA represents Adjusted EBITDA adjusted for depreciation and amortization. This measure, among other things, is another metric by which Marchex has evaluated the performance of its business, to include being the basis on which Marchex's internal budgets have been based and by which Marchex's management has been evaluated. This measure represents Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, but excluding the effects of certain other expenses removed in arriving at Adjusted EBITDA, as detailed above.

Adjusted non-GAAP income (loss) per share represents Adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs (benefit), (3) amortization of intangible assets from acquisitions, and (4) interest income and other, net.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr(at)marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2023	2024
Revenue	$12,216	$11,573
Expenses:
Service costs (1)	5,424	4,414
Sales and marketing (1)	3,970	2,787
Product development (1)	4,164	3,245
General and administrative (1)	2,617	2,289
Amortization of intangible assets from acquisitions	531	151
Acquisition and disposition related costs	13	—
Total operating expenses	16,719	12,886
Loss from operations	(4,503)	(1,313)
Interest income (expense) and other, net	57	(78)
Loss before provision for income taxes	(4,446)	(1,391)
Income tax expense	(30)	(59)
Net loss applicable to common stockholders	$(4,476)	$(1,450)
Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.11)	$(0.03)

Shares used to calculate basic net loss per share applicable to common stockholders:
Class A	4,661	4,661
Class B	37,835	38,393
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	4,661	4,661
Class B	42,496	43,054
(1) Includes stock-based compensation allocated as follows:
Service costs	$45	$3
Sales and marketing	263	88
Product development	86	8
General and administrative	405	333
Total	$799	$433

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	March 31,
	2023	2024
Assets
Current assets:
Cash and cash equivalents	$14,607	$12,032
Accounts receivable, net	7,394	8,145
Prepaid expenses and other current assets	1,805	2,298
Total current assets	23,806	22,476
Property and equipment, net	2,398	2,093
Other assets, net	1,482	1,488
Right-of-use lease asset	1,631	1,515
Goodwill	17,558	17,558
Intangible assets from acquisitions, net	602	452
Total assets	$47,477	$45,582
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,533	$1,455
Accrued benefits and payroll	3,294	1,565
Other accrued expenses and current liabilities	3,217	3,607
Deferred revenue and deposits	1,214	1,916
Lease liability current	462	472
Total current liabilities	9,720	9,016
Deferred tax liabilities	249	276
Finance lease, non-current	421	340
Lease liability, non-current	1,217	1,096
Total liabilities	11,607	10,729
Stockholders’ equity:
Class A common stock	49	49
Class B common stock	386	389
Additional paid-in capital	356,666	357,096
Accumulated deficit	(321,231)	(322,681)
Total stockholders’ equity	35,870	34,853
Total liabilities and stockholders’ equity	$47,477	$45,582

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss to Adjusted EBITDA and Adjusted Operating Income (Loss) Before Amortization (OIBA)

	Three Months Ended
	March 31,
	2023	2024
Net loss applicable to common stockholders	$(4,476)	$(1,450)
Interest (income) expense and other, net	(57)	78
Income tax expense	30	59
Amortization of intangible assets from acquisitions	531	151
Depreciation and amortization	359	324
Stock-based compensation	799	433
Acquisition and disposition-related costs	13	—
Adjusted EBITDA	$(2,801)	$(406)
Depreciation and amortization	359	324
Adjusted OIBA	$(3,160)	$(730)

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Loss1

	Three Months Ended
	March 31,
	2023	2024
Net loss applicable to common stockholders, diluted	$(0.11)	$(0.03)
Stock-based compensation	0.02	0.01
Acquisition and disposition-related costs (benefit)	-	-
Amortization of intangible assets from acquisitions	0.01	-
Interest income and other, net	-	-
Adjusted non-GAAP loss per share	$(0.08)	$(0.02)
Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and Adjusted Non-GAAP loss per share	42,496	43,054

1 For the purpose of computing the number of diluted shares for Adjusted non-GAAP income (loss) per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.